KindlyMD Investor Presentation

October 2024

NASDAQ: KDLY

Safe Harbor Statement

This presentation contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as "should," "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in KindlyMD, Inc.'s Registration Statement on Form S-1 that was declared effective on May 14, 2024 and that includes financial statements for the fiscal year ended December 31, 2023. KindlyMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this presentation.



Tim Pickett

Chief Executive Officer, Chairman

Tim Pickett, MPAS-C, age 46, is the founder and CEO since the Company was founded in 2019. He graduated from the University of Utah with a Master's Degree in Physician Assistant Studies (2014). He previously worked in General Surgery, Trauma, and Emergency Medicine for Steward Medical Group's Physician Group of Utah from 2014 to October 2020. His experience in surgery and critical care shaped his view of the opioid crisis. His role at PGU included extensive outpatient clinic, surgical first assist, and critical care at the bedside. He currently teaches at the University of Utah Physician Assistant program as a guest lecturer on medical cannabis. He lobbies governments for improved legislation for non-opioid medicine access and is an advocate for the practical use of safe, evidence-based alternatives, in medical treatment. He was voted Utah's Best Medical Cannabis Doctor in 2020 and 2021, respectively.

Company Overview

KindlyMD® is a patient-first healthcare and healthcare data company redefining value-based care and patient-centered medical services.

KindlyMD's competitive advantage is leveraging data analysis to deliver evidence-based, personalized solutions in order to:

- Reduce opioid need and usage
- Improve outcomes through integration of mental and physical health care
- Provide algorithmic guidance on the use of medical cannabis in health care

With a clear expansion strategy, robust in-network insurance status, and strategic acquisition plan, KDLY presents a strong investment opportunity for long-term growth.



Primary Care & Pain Management
Behavioral Healthcare
Evidence & Data
Alternative Medicine

Core Growth Drivers Behind KindlyMD

2019
Year Founded

~65,000+
Total Patient Visits

Telemed Behavioral Health

2022
Launched KindlyMD®
Complete Care Service

Insurance Accepted
United, Medicare, Medicaid, Select, Blue Cross, & Cigna

Compliance
Expert compliance & education on Medical Cannabis use

4 Utah Clinics
+ Expansion

~$167
Average Revenue Per Patient Visit

Cost Savings
Integrated Care model supports more efficient medical improvement

Upcoming Milestones

To achieve aggressive growth strategyies, KindlyMD® is targeting the following short-term milestones:

- Expand our Telemedicine program
- Acquire and begin operations of at least one additional Utah clinic
- Expand core data systems and analysis of patient data with Machine Learning (ML) applications within our enterprise data lake in preparation for monetization

The Market

Health Care Crisis

- 75% of Primary Care visits have a mental health component
- 20-40% of ER Patients face psychological distress, resulting in higher costs, lower remission rates, and slower healing.
- In 2021: 108,000 Americans died from drug overdoses, with over 80,000 linked to opioids, leading the government to launch of the opioid treatment grant
- The opioid market is forecasted to grow 3.5% YOY

Medical Cannabis

- Medical Cannabis use has become widespread in recent years, yet it is excluded from meaningful clinical recommendations and guidelines.
- Fewer than 10% of medical providers are qualified to recommend cannabis in their practice.

The Impact of Cannabis Rescheduling

The reclassification to Schedule III is expected to have several positive impacts on the Medical Cannabis industry.

- KindlyMD welcomes the proposed rule to reclassify cannabis from Schedule I to Schedule III of the Controlled Substances Act.
- This reclassification represents significant progress in aligning federal policy with the growing recognition of the medical benefits of cannabis and the validity of the model of healthcare delivered by KindlyMD®.
- For KindlyMD, this reclassification underscores the continued relevance and importance of our integrated healthcare model and data technology resource.



Addressing Significant Problems in Healthcare Today

Problem	Solution
1 **Physical + Mental = BETTER Outcomes**	KindlyMD® attains better health outcomes through its **integrated physical & Mental health approach**, unique data analysis process, and commitment to health outcomes.
2 **Opioid Crisis**	America's opioid crisis has led many patients to **addiction, overdose, and sometimes death**. Patients see the damage done by opioids and painkillers. KindlyMD is Utah's largest alternative pain treatment clinic. In cases where opioids are needed, care plans **ensure safe use, appropriate dosing, weaning plans, and behavioral health support** to curb risk.

Addressing Significant Problems in Healthcare Today

Problem / Solution

3 — Medical Cannabis Hurdles

Patients seeking alternative medicine face **regulatory hurdles, poor education, and stigmatization**, leading them to be dishonest with their doctors. KindlyMD® is Utah's highest-rated provider of **Medical Cannabis** care. It provides resources, **ensures safe & effective use** education for patients and employers.

4 — Lack of Data

By employing sophisticated research models on both physical and behavioral outcomes, KindlyMD is developing **valuable national data** and it's outcome focused approach to health care.

The KindlyMD Patient Experience

KindlyMD® ***understands*** the need to address physical factors AND mental health.



Understand
Listen
Track
Integrate

We ***listen*** to patients first. Each collaborative care team consists of a prescriber, BHC (Behavioral Health Clinician), and Care Coordinator, creating a collaborative experience between providers and patient.

KindlyMD tirelessly ***tracks*** psychological and physical function outcomes data, allowing clinicians and patients to see the “whole picture” to optimize the value of care they provide.

KindlyMD is the first company of its kind to ***integrate*** primary care and pain management with behavioral and alternative medicine.

The KindlyMD Patient Experience

Reviews

5.0 ★★★★★ (194 reviews)

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2 reviews • 0 photos

★★★★★ 6 weeks ago

The service I received was impeccable, from the front desk all the way into the doctor's room. Alex and Diamond were at the front desk they assisted me with everything I needed ensuring i left with everything I needed. They really do value their patients, they talked to me and saw me. My doctor was Nick he was so sweet! He has experience not only through the medical field but personal experience as well. They offered me to talk to a therapist her name is Katlyn or Kate she was so fun to talk to! And my nurse which I so sadly forgot her name, she made me feel so safe and listened to. The whole staff was just amazing. I have so much love for them and I hope they have lovely fruitful lives.

Reply

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7 reviews • 0 photos

★★★★★ 1 week ago NEW

I am so impressed with the care I received at the Murray clinic. The receptionist was friendly and helpful.... View full review

KindlyMD | Utah Medical Cannabis Card & Medication Management Services
Owner

3 days ago

Thanks so much, ! We're so happy you got what you needed from Emma, Nancy, and Nick. The team is just a phone call away if you have any further needs!

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Local Guide • 36 reviews • 0 photos

★★★★★ 2 weeks ago NEW

Great atmosphere, and great communication. The front desk assistant explained everything to me, and the fact that I... View full review

KindlyMD | Utah Medical Cannabis Card & Medication Management Services
Owner

KindlyMD Clinics



Salt Lake City

- Flagship location
- 5,136 square feet
- 48% company revenue



Ogden

- 1,000 square feet
- 13% company revenue



Provo

- 304 square feet
- 12% company revenue



Bountiful

- 541 square feet
- 12% company revenue

The KindlyMD® Care Team works to provide personalized, compassionate, and tailored care for each patient.

We offer cash-pay and insurance-reimbursed visits for the comprehensive care of patients with chronic pain and injury, those seeking access to non-opioid alternatives, such as Medical Cannabis care, patients seeking medical weight loss, and guided therapy, to name a few.



Network

Select Health

BlueCross BlueShield

Cigna

United Healthcare

Medicaid

Medicare



KindlyMD Data model

KindlyMD® centralizes and standardizes data from various systems empowering our clinic network with actionable insights to enhance patient outcomes and earn revenue for the Company.

Our solutions will help clinics:

- Identify high-risk patients for proactive management
- Pinpoint gaps in care and treatment compliance
- Stratify patients for precision medicine and clinical trials
- Inform treatment guidelines and pathways, including medical cannabis



Adam Cox

Adam Cox, 47, is a seasoned and dynamic leader focusing on data-driven solutions to the opioid crisis and operational efficiency. He stood out as Steward Healthcare's expert for critical operations, ensuring steady functionality and success. Since 2019, he led national evaluation, integration, and standardization of clinical IS operations for expansion.



Jared Barrera

Jared Barrera, MBA, 43, became CFO of KindlyMD® in 2022. With two decades in finance and accounting within healthcare and banking, he brings a wealth of expertise. Jared's journey spans from Director of Finance for Physician Group of Utah (2015-2018) to Senior Manager of Revenue Cycle and Business Intelligence at Granger Medical (2018-2022).

Christian Robinson

Christian Robinson, CPA, age 55, is currently the Corporate Controller at Pave America. Prior to that he was Chief Financial Officer of Zion Pharmaceuticals, LLC and Intrepid Biosciences, LLC group of companies. A licensed CPA for over 25 years, Christian worked as an auditor for Deloitte and then Ernst & Young, two of the largest accounting firms in the world. He has extensive SEC financial compliance experience as well as in cannabis finance.

Amy Powell

Amy Powell, MD, FACP, FAMSSM, age 50, is currently a Professor (Clinical) in the Department of Orthopedics at the University of Utah, where she has cared for people across the lifespan for more than 20 years. Her extensive experience with multimodal pain management for acute and chronic injury management and her experience in medical research and education will greatly benefit patients served by KindlyMD™.

Gary Seelhorst

Gary Seelhorst, MS, MBA, age 52, is Senior VP of National Compliance & Governmental Affairs at Justice Grown, with a 25-year career in Pharmaceuticals and Healthcare. At KindlyMD™, he applies his scientific background. Gary contributes extensive expertise in government regulations, compliance, and business development.

Officers & Directors

Tim Pickett, MPAS-C
Chief Executive Officer, Chairman

Adam Cox
Chief Operating Officer, Director

Jared Barrera
Chief Financial Officer

Christian Robinson
Corporate Controller Pave America
Board Member

Amy Powell, MD
26 Years Experience Non-Surgical
Sports & Internal Medicine
Board Member, Medical Advisor

Gary Seelhorst
Senior VP of National Compliance
& Governmental Affairs at Justice Grown
Board Member

Financial Highlights and Recent Milestones

Stock Symbol	**NASDAQ: KDLY**
Stock Price (as of 10/22/24)	$1.26
Shares Outstanding (as of 9/9/24)	5,947,169
Market Cap (as of 10/23/24)	$6.6 million
Cash (as of 6/30/24)	$4.74 million or $0.80/share
Total Revenues (TTM as of 6/30/24)	$3.1 million
Reimbursement Revenue (1H, 2024)	$126,325 (vs $0 year prior)
Average Daily Volume (as of 10/22/24)	164,000/day

Operational Highlights:

- 90%+ statewide comprehensive insurance coverage in Utah.
- Became Utah's first alternative medical treatment company to contract under the state's top insurance payors, which now include UnitedHealthcare, Medicare, Select Health, Medicaid, Blue Cross Blue Shield & Cigna.
- Announced $500,000 share repurchase program.
- Recognized with Health Impact AI Award 2024.

The Future of KindlyMD: Growth Strategy

Reimbursement

As KindlyMD® grows its referral network, the opportunity to bill reimbursement codes from major insurance companies grows sustainably.

M&A Opportunities

Opportunities for immediate ROI through purchase of clinics initially in Utah, eventually moving to neighboring states.

Overlaying the KindlyMD care model can enhance revenue and improve outcomes in these new locations.

Data Collection

KindlyMD data is used to reduce opioid use. It

- Improves outcomes through integration of mental & physical care
- Provides algorithmic guidance on the use of Medical Cannabis in healthcare
- Generates value for the Company

Investment Highlights

- KindlyMD® is a patient-first healthcare and healthcare data company redefining value-based care and patient-centered medical services, with 90%+ statewide in-network insurance coverage.
- Competitive advantage in leveraging data analysis to deliver evidence-based, personalized solutions in order to reduce opioid use, improve outcomes through integration of mental and physical health care, and provide algorithmic guidance on the use of medical cannabis.
- Significant room for growth through M&A and insurance reimbursement.
- Strategic plan to utilize and monetize unique data in the healthcare and cannabis markets.
- Led by a diverse management team and Board of Directors with backgrounds in healthcare, finance, and data.

Thank you!

For more information, email
investors@kindlymd.com, kindlymd@kcsa.com
or visit kindlymd.com